UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2005

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31285	91-1033443
(State or Other	(Commission File Number)	(IRS Employer Identification
Jurisdiction of Incorporation)		No.)

2630 South Harbor Boulevard, Santa Ana, CA 92704
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (714) 327-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Effective December 1, 2005, TTM Technologies, Inc., a Delaware corporation (the “Company”) entered into a new Employment Agreement with Kenton K. Alder (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Alder will continue to serve as the President and Chief Executive Officer of the Company for an initial term expiring December 1, 2008, which initial term shall be automatically renewed for additional one-year terms unless timely notice of non-renewal is given by either the Company or Mr. Alder.  The Employment Agreement provides that Mr. Alder will receive a base salary of $350,000, which may be increased from time to time at the discretion of the Company’s Board of Directors.  In addition, the Employment Agreement provides that, in the event Mr. Alder’s employment is terminated by (1) the Company without “cause” (as defined in the Employment Agreement) or (2) by Mr. Alder for “good reason” (as defined in the Employment Agreement), Mr. Alder would be entitled to receive an amount in cash equal to 18 months of his base salary.  In the event of a “change in control” (as defined in the Employment Agreement), the vesting of any stock options held by Mr. Alder that are assumed by the acquirer would be immediately accelerated if Mr. Alder’s employment is terminated by the acquirer for cause or by Mr. Alder for good reason within 12 months after the change in control.

Effective December 1, 2005, the Company entered into an Executive Change in Control Severance Agreement (the “Severance Agreement”) with Steven W. Richards, the Company’s Chief Financial Officer (see Item 5.02 below); Clay Swain, the Company’s Senior Vice President - Marketing; and Shane Whiteside, the Company’s Chief Operating Officer. The Severance Agreement provides that, in the event the executive’s employment is terminated by (1) the Company without “cause” (as defined in the Severance Agreement)  during a “pending change in control” (as defined in the Severance Agreement) or within 12 months following a “change in control” (as defined in the Severance Agreement)  or (2) by the executive for “good reason” (as defined in the Severance Agreement) within 12 months following a change in control, the executive would be entitled to receive an amount in cash equal to 12 months of the executive’s annual base salary, and the vesting of any stock options assumed by the acquirer would be accelerated.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 30, 2005, the Company promoted Steven W. Richards to Chief Financial Officer of the Company.  Mr. Richards previously served as Vice President, Treasurer and Secretary of the Company.  A copy of the Company’s press release announcing the selection of Mr. Richards as Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

There were no arrangements or understandings between Mr. Richards and any other persons pursuant to which Mr. Richards was selected as an officer of the Company. None of the Company’s current directors or executive officers has a family relationship with Mr. Richards.

Item 9.01.              Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

	Number	Exhibits

	99.1	Press Release from the registrant, dated November 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2005	TTM TECHNOLOGIES, INC.

	By:	/s/ Steven W. Richards
Steven W. Richards
Vice President and Chief Financial Officer